As filed with the Securities and Exchange Commission on April 24, 1995

                                                  Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                         HEALTHCARE SERVICES GROUP, INC.

         PENNSYLVANIA                                        23-2018365
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

         2643 HUNTINGDON PIKE                                    19006
     HUNTINGDON VALLEY, PENNSYLVANIA                           (Zip Code)
(Address of principal executive offices)

                1991 INCENTIVE STOCK OPTION PLAN, 1995 INCENTIVE
                   AND NONQUALIFIED STOCK OPTION PLAN, OPTIONS
                    HELD BY DIRECTORS AND/OR CONSULTANTS, AND
                        1995 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                               DANIEL P. MCCARTNEY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         HEALTHCARE SERVICES GROUP, INC.
                              2643 HUNTINGDON PIKE
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                     (Name and Address of agent for service)

                                 (215) 938-1661
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                           VICTOR M. ROSENZWEIG, ESQ.
                       OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

            Approximate date of proposed sales pursuant to the plan:

   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                 Proposed                Proposed
                                                                  maximum                 maximum
       Title of                    Amount                        offering               aggregate            Amount of
      securities                   to be                            price                offering           registration
   to be registered              registered                     per share                   price               fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value              450,000 shares(1)(2)                $ 10.2637698          $ 4,618,696.41           $    1,572.65
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value              297,717 shares(1)(3)                $  9.87               $ 2,938,466.79           $    1,013.26
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value               500,000 shares (4)                 $ 11.375              $ 5,687,500.00           $    1,961.21
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                 150,000 shares                   $ 11.375              $ 1,706,250.00           $      588.36
================================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the 1991 Incentive Stock Option Plan (the "1991 Plan") of Healthcare Services Group, Inc. (the "Company"), the 1995 Incentive and Non-Qualified Stock Option Plan (the "1995 Plan") of the Company, stock option agreements between the Company and Directors and/or consultants or the 1995 Directors' Stock Option Plan (the "Directors' Plan").

(2) The contents of Registration Statements on Form S-8 (No. 2-99215), (No. 2-95092), and (33-35915) are incorporated by reference. Includes 330,461 shares with respect to which options were granted under the 1991 Plan at an average exercise price of $9.8618. An additional 119,539 shares may be offered under the 1991 Plan at prices not presently determined. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the 1991 Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($11.375) as reported by the Nasdaq National Market ("Nasdaq") on April 18, 1995.

(3) Represents Common Stock to be issued upon the exercise of options held by Directors and/or consultants, which have an average exercise price of $9.87 per share.

(4) Consists of 500,000 shares with respect to which options may be granted under the 1995 Plan. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the 1995 Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($11.375) as reported by Nasdaq on April 18, 1995. The adoption of the 1995 Plan is subject to the approval by the shareholders of the Company at the Company's next annual meeting of shareholders.

(5) Consists of 150,000 shares with respect to which options may be granted under the Directors' Plan. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the Directors' Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($11.75) as reported by Nasdaq on April 21, 1995. The adoption of the Director's Plan is subject to the approval by shareholders of the Company at the Company's next annual meeting of shareholders.


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                     SUBJECT TO COMPLETION, DATED APRIL 24, 1995

PROSPECTUS
                                   458,000 SHARES

                         HEALTHCARE SERVICES GROUP, INC.
                          Common Stock, $.01 par value


         This Prospectus relates to the reoffer and resale by certain selling shareholders who may be deemed affiliates (the "Selling Shareholders") of shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock") of Healthcare Services Group, Inc. (the "Company") that may be issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to (i) the Company's 1991 Incentive Stock Option Plan for key employees (the "1991 Plan"), (ii) the Company's 1995 Incentive and Non-Qualified Stock Option Plan (the "1995 Plan"), (iii) stock options held by Directors pursuant to Stock Option Agreements with the Company and (iv) the Company's Directors' Stock Option Plan (the "Directors' Plan"). Certain Selling Shareholders may be deemed affiliates of the Company as such term is defined by Rule 405 of the Securities Act of 1933, as amended (the "Act"). With respect to the Shares that may be issued to the Selling Shareholders or additional affiliates under the 1991 Plan, the 1995 Plan and the Directors' Plan, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company will distribute a Prospectus Supplement as required by the Act.

         The offer and sale of the Shares to the Selling Shareholders have been previously registered under the Act. The Shares are being reoffered and may be resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the NASDAQ National Market ("NASDAQ"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         The Common Stock of the Company is traded on NASDAQ under the symbol "HCSG". On April 21, 1995, the closing price for the Common Stock, as reported by NASDAQ, was $11.75.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _______ __, 1995.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS



AVAILABLE INFORMATION................................................... 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................... 3

GENERAL INFORMATION..................................................... 4

USE OF PROCEEDS......................................................... 4

SELLING SHAREHOLDERS.................................................... 4

PLAN OF DISTRIBUTION.................................................... 5

LEGAL MATTERS........................................................... 5

ADDITIONAL INFORMATION.................................................. 5

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended December 31, 1994 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's Application for Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on April 30, 1984, is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Healthcare Services Group, Inc., 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania 19006, Attention: Richard Hudson. Oral requests should be directed to such officer (telephone number (215) 938-1661).

                         ------------------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

         The Company provides housekeeping, laundry and linen services to long-term care facilities, including nursing homes and retirement complexes. The Company believes that it is the largest provider of contractual housekeeping and laundry services to the long-term care industry in the United States, rendering such services to more than 800 facilities in 41 states and Canada.

         The Company's principal executive offices are located at 2643 Huntingdon Pike, Huntingdon Valley, Pennsylvania 19006. The Company's telephone number at such location is (215) 938-1661.

         The Shares offered hereby were or will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                                 USE OF PROCEEDS

         The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Shareholders (who are deemed to be affiliates) under the Stock Option Agreements or the 1991 Plan, the 1995 Plan or the Directors' Plan.

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at April 10, 1995, (ii) the number of Shares of Common Stock to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.

                                                                                                    Number of shares of
                                                                                                   Class A Common Stock/
                                                                                Number of          Percentage of Class to
                                                 Number of shares of          Shares to be             be Owned After
                                                Common Stock Owned at          Offered for           Completion of the
                   Name                             April 10, 1995(1)            Resale                   Offering
- ----------------------------------------      ------------------------     -----------------     ------------------------

Daniel P. McCartney(2)..................               943,106                    75,000               868,106/10.8%

Joseph F. McCartney(3)..................                55,750                    50,500                 5,250/*

W. Thacher Longstreth(4)................                41,500                    41,500                     0/*

Barton D. Weisman(5)....................                61,500(6)                 53,500                 8,000/*

Robert L. Frome(7)......................                51,037                    41,500                 9,537/*

Thomas A. Cook(8).......................               152,000                   152,000                     0/*

John M. Briggs(9).......................                16,000                    12,000                 4,000/*

Robert J. Moss(10)......................                32,000                    32,000                     0/*


- ---------------
*    less than one percent
(1)  Includes shares issuable upon the exercise of options.

(1)  Includes shares issuable upon the exercise of options.

(2) Daniel P. McCartney has been Chief Executive Officer and Chairman of the Board of the Company since 1977.

(3) Joseph F. McCartney has been a Director of the Company since 1983 and Regional Vice President of the Company for more than five (5) years.

(4)  W. Thacher Longstreth has been a Director of the Company since 1983.

(5)  Barton D. Weisman has been a Director of the Company since 1983.

(6) Excludes 5,250 shares held by Mr. Weisman's wife, as to which shares he disclaims beneficial ownership.

(7) Robert L. Frome has been a Director of the Company since 1983. See also "Legal Matters".

(8) Thomas A. Cook has been a Director of the Company since 1987; President of the Company since July, 1993 and prior thereto was Executive Vice President and Chief Financial Officer of the Company for more than five (5) years.

(9)  John M. Briggs has been a Director of the Company since 1993.

(10) Robert J. Moss has been a Director of the Company since 1992.


                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig, New York, New York 10022. Robert L. Frome, a member of Olshan Grundman Frome & Rosenzweig, is a director and owns 9,537 shares and holds options to purchase 41,500 shares of Common Stock of the Company. Victor
M. Rosenzweig, a member of Olshan Grundman Frome & Rosenzweig, also holds options to purchase 10,000 shares of Common Stock. The shares underlying certain of the options held by Mr. Frome and all of the options held by Mr. Rosenzweig are being registered concurrently with this Prospectus. The balance of the shares underlying certain of the options held by Mr. Frome were previously registered.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

          (a) Healthcare Services Group, Inc.'s (the "Company") Annual Report on Form 10-K for the fiscal year ended December 31, 1994;.

          (b) The description of the Company's securities contained in the Company's Registration Statement on Form 8- A filed April 30, 1984.


     All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig, New York, New York 10022. Robert L. Frome, a member of such firm, is a Director of the Company and holds 9,537 shares of the Company's Common Stock, $.01 par value (the "Common Stock") and has been granted options to purchase 41,500 shares of which options to purchase 36,500 shares are being registered hereby. Victor M. Rosenzweig, a member of such firm, is a Director of the Company and has been granted options to purchase 10,000 shares of Common Stock all of which are being registered hereby.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Sections 1741 through 1750 of Subchapter C of Chapter 17 of the Pennsylvania Business Corporation Law (the "BCL") contain, among other things, provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel.

     Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

     Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the BCL.

     Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

     The foregoing provisions substantially overlap the provisions of the Pennsylvania Directors' Liability Act, 42 Pa. C.S. Section 8365, which are also applicable to the Company.

     Article XI of the Company's By-laws provides, in part, that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the BCL.

     Article XII of the Company's By-laws provides, in part, that:

          "A Director shall not be liable for monetary damages as such for any action taken, or any failure to take action, unless (1): the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Consolidated Statutes and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not relieve a director of responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or Federal law."

     The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

          4(a)   -         Form of Non-Qualified Stock Option Agreement
                           granted to certain Directors (incorporated by reference to Exhibit 10.9 of the Company's
                           Registration Statement on Form S-1 (Commission
                           File No. 2-98089)).

          4(b)   -         Form of Stock Option Agreement for Consultants.

          4(c)   -         1991 Incentive Stock Option Plan as amended
                           (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-18
                           (Commission File No. 2-87625-W)).

          4(d)   -         1995 Incentive and Non-Qualified Stock Option Plan
                           (the "1995 Plan").

          4(e)   -         Form of Option Agreement for the 1995 Plan.

          4(f)   -         1995 Directors' Stock Option Plan (the "Directors'
                           Plan")

          4(g)   -         Form of Option Agreement for the Directors' Plan

          5      -         Opinion of Olshan Grundman Frome & Rosenzweig.

         23(a)   -         Consent of Grant Thornton, independent auditors.

         23(b)   -         Consent of Olshan Grundman Frome & Rosenzweig
                           (included in its opinion filed as Exhibit 5).

         24      -         Powers of Attorney (included on page 12).


ITEM 9.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntingdon, State of Pennsylvania, on this 18th day of April, 1995.

                      HEALTHCARE SERVICES GROUP, INC.
                      (Registrant)


                      /s/ Daniel P. McCartney
                      ---------------------------------------------------------
                      Daniel P. McCartney, Chief Executive Officer and Chairman


                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Healthcare Services Group, Inc. hereby constitutes and appoints Daniel P. McCartney and Thomas A Cook and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Healthcare Services Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      SIGNATURE                         TITLE                       DATE

/s/ Daniel P. McCartney
- -------------------------     Chief Executive Officer and        April 18, 1995
Daniel P. McCartney           Chairman


/s/ Thomas A. Cook
- -------------------------     Director and President             April 18, 1995
Thomas A. Cook


/s/ W. Thacher Longstreth
- -------------------------     Director                           April 18, 1995
W. Thacher Longstreth


/s/ Barton D. Weisman
- -------------------------     Director                           April 18, 1995
Barton D. Weisman


/s/ Robert L. Frome
- -------------------------     Director                           April 18, 1995
Robert L. Frome


/s/ John M. Briggs
- -------------------------     Director                           April 18, 1995
John M. Briggs


/s/ Robert J. Moss
- -------------------------     Director                           April 18, 1995
Robert J. Moss


/s/ James L. DiStefano
- -------------------------     Chief Financial Officer            April 18, 1995
James L. DiStefano            and Treasurer


/s/ Richard W. Hudson
- -------------------------     Vice President - Finance           April 18, 1995
Richard W. Hudson             and Secretary (Principal
                              Accounting Officer)



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